Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

July 5, 2006

VCG Holding Corp. Reports Its June 2006 Nightclub Revenues Increased 5.2% Over June 2005

DENVER—(BUSINESS WIRE)—July 5, 2006—VCG Holding Corp. (AMEX: PTT), (“VCG”), a leading owner, operator and consolidator of adult nightclubs, today reported that its consolidated nightclub revenues in June 2006 increased to $1,196,125 or 5.2% as compared to $1,137,071 in June 2005. VCG’s consolidated same store sales comparisons were mixed for the period as compared to the same period in 2005. Namely, sales in June 2006 for the clubs in Indianapolis, the Penthouse Denver, Diamond Cabaret, and Centerfolds were up 3.9%, 4.3%, 21.9%, and 6.6% respectively as compared to the same period in 2005. The St. Louis club was even and Penthouse Phoenix was down 28.0% as compared to the same period in 2005. The Company believes that a number of factors influenced these mixed sales numbers. The clubs in St. Louis, Penthouse Denver and Indianapolis are mature clubs that have little or small changes in sales numbers. The Penthouse Phoenix sales are down as compared to its opening numbers of 2005 and the rate of revenue decline at this location has slowed. The rate of increase in the Diamond Cabaret’s sales continues to increase as it builds the downtown market and take advantage of the grow in conventions in Denver. Centerfolds Club has entered its third year of business and is expected to exhibit the more stable revenue figures as it is becoming a mature, established club. The increase in revenue for June 2006 over June 2005 adds to the Company’s expectation that its earnings guidance is still on track for 2006.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns six adult nightclubs, one upscale dance lounge and operates seven other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2005, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications, and amendments thereto. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

VCG Holding Corp.

Troy H. Lowrie, CEO, 303-934-2424, tlowrie@vcgh.com, or

Micheal L. Ocello, President, 303-934-2424, mocello@vcgh.com, or

Donald W. Prosser, CFO, 303-934-2424, dprosser@vcgh.com.